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                                                                      EXHIBIT 11



             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)


                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                             JUNE 30,                           JUNE 30,
                                                  -----------------------------      -----------------------------
                                                     1998              1997              1998             1997
                                                  -----------     -------------      ------------     ------------
The weighted average number of shares of
   Common Stock were as follows................       90,000             90,000            90,000           90,000
                                                  ==========      =============      ============     ============


Income used in the computation of earnings per share were as follows:



                                                        THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                             JUNE 30,                          JUNE 30,
                                                  -----------------------------      -----------------------------
                                                     1998              1997              1998           1997
                                                  -----------     -------------      ------------     ------------
Net Earnings - Continuing Operations...........    $  12,827      $      10,896      $     22,550     $    17,780
Dividends paid on preferred stocks.............         (130)              (130)             (260)           (260)
                                                   ---------      -------------      ------------     ------------
Income used in per share computation of
 earnings.......................................   $  12,697      $      10,766      $     22,290     $     17,520
                                                   =========      =============      ============     ============
Basic and fully dilutive earnings per share -
 Continuing Operations..........................   $    0.14      $        0.12      $       0.25     $       0.19
                                                   =========      =============      ============     ============
